                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      FORM 8-K/A

                                   AMENDMENT NO. 1

                                          TO

                                    CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  January 31, 1997


                             PLATINUM ENTERTAINMENT, INC.

                (Exact name of registrant as specified in its charter)

                                       DELAWARE
                    (State or other jurisdiction of incorporation)



                     0-27852                         36-3802328
             (Commission File Number)             (I.R.S. Employer
                                                 Identification No.)


                                2001 Butterfield Road
                            Downers Grove, Illinois 60515
             (Address of principal executive offices, including zip code)

                                    (630) 769-0033
                 (Registrant's telephone number, including area code)

     The Registrant, in order to provide the Financial Statements required to be included in the Current Report on Form 8-K dated February 18, 1997, in connection with the acquisition of certain assets and the assumption of certain liabilities of Intersound, Inc., hereby amends the following item:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    a) Financial Statements.

    The following Financial Statements of Intersound, Inc. are included on pages F-1 through F-12 of this Form 8-K/A:

    Balance Sheets as of (Restated) April 30, 1995 and 1996, and (Unaudited)
        December 31, 1996

    Statements of Income for the (Restated) Years Ended April 30, 1994,
         1995 and 1996, and for the (Unaudited) Eight-Month Periods Ended December 31, 1995 and 1996
    Statements of Stockholders' Equity for the (Restated) Years Ended April
         30, 1994, 1995 and 1996, and for the (Unaudited) Eight-Month Period Ended December 31, 1996
    Statements of Cash Flows for the (Restated) Years Ended April 30, 1994,
         1995 and 1996, and for the (Unaudited) Eight-Month Periods Ended December 31, 1995 and 1996
    Notes to Financial Statements

    b) Pro Forma Financial Information.

    The following Pro Forma Financial Information is included on pages P-1 through P-6 of this Form 8-K/A:

    Pro Forma Consolidated Statement of Operations for the Year Ended
         May 31, 1996 (Unaudited)
    Pro Forma Consolidated Statement of Operations for the Nine Months
         Ended February 28, 1997 (Unaudited)

    c) Exhibits.

    4.1* Registration Rights Agreement, dated as of January 31, 1997, between Registrant and Intersound, Inc.

    4.2* Convertible Promissory Note, dated January 31, 1997, issued by the Registrant in the principal amount of $3,125,000.

    4.3* Convertible Promissory Note, dated January 31, 1997, issued by the Registrant in the principal amount of $1,875,000.

    4.4* Warrant to Purchase Shares of Common Stock of the Registrant, dated January 31, 1997.

    10.1* Asset Purchase Agreement between River North Studios, Inc. and Intersound, Inc., dated November 13, 1996. Incorporated by reference to the Registrant's Report on Form 10-Q filed with the Commission on January 14, 1997. Registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule.

    10.2* First Amendment to Asset Purchase Agreement, dated January 31, 1997, between River North Studios, Inc. and Intersound, Inc.

    10.3*     Employment Agreement of Don Johnson, dated February 1, 1997.

    10.4* Credit Agreement, dated as of January 31, 1997, among the Registrant, Bank of Montreal and the Banks who are or may become parties thereto. Registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule.

    10.5* Security Agreement, dated as of January 31, 1997, among the Registrant, its subsidiaries and Bank of Montreal. Registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule.

    10.6* Security Agreement re: Intellectual Property, dated as of January 31, 1997, among the Registrant, its subsidiaries and Bank of Montreal. Registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule.

    10.7* Pledge Agreement, dated as of January 31, 1997, issued by the Registrant in the principal amount of $25,000,000.

    10.8* Guaranty, dated as of January 31, 1997, among the Registrant and Bank of Montreal.

    10.9*     Term Credit Note, dated January 31, 1997, made by Steven Devick.

    10.10* Revolving Credit Note, dated January 31, 1997, issued by the Registrant in the principal amount of $10,000,000.

-----------------
*Previously filed

                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Platinum Entertainment, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PLATINUM ENTERTAINMENT, INC.




Dated:  April 21, 1997            By:/s/ DOUGLAS C. LAUX
                                     ----------------------
                                  Douglas C. Laux
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

                                 Financial Statements

                                   Intersound, Inc.

                      YEARS ENDED APRIL 30, 1994, 1995 AND 1996
                         WITH REPORT OF INDEPENDENT AUDITORS

                                   Intersound, Inc.

                                 Financial Statements

                      Years ended April 30, 1994, 1995 and 1996




                                       CONTENTS

Report of Independent Auditors.............................................F-2

Financial Statements

Balance Sheets as of (RESTATED) April 30, 1995 and 1996, and (UNAUDITED)
December 31, 1996..........................................................F-3
Statements of Income for the (RESTATED) Years Ended April 30, 1994,
 1995 and 1996, and for the (UNAUDITED) Eight-Month Periods Ended
 December 31,  1995 and 1996...............................................F-5
Statements of Stockholders' Equity for the (RESTATED) Years Ended
 April 30, 1994, 1995 and 1996, and for the (UNAUDITED) Eight-Month
 Period Ended December 31, 1996............................................F-6
Statements of Cash Flows for the (RESTATED) Years Ended April 30, 1994,
 1995 and 1996, and for the (UNAUDITED) Eight-Month Periods Ended
 December 31, 1995 and 1996................................................F-7
Notes to Financial Statements..............................................F-8

                            Report of Independent Auditors

Board of Directors and Stockholders
Platinum Entertainment, Inc.

We have audited the balance sheets of Intersound, Inc. as of April 30, 1995 and 1996, and the related statements of income, stockholders' equity, and cash flows for the years ended April 30, 1994, 1995 and 1996, all as restated to reflect the adjustments described in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intersound, Inc. at April 30, 1995 and 1996, and the results of their operations and their cash flows for the years ended April 30, 1994, 1995 and 1996, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP


April 11, 1997

                                   Intersound, Inc.

                                    Balance Sheets


                                                     April 30            December 31
                                               1995           1996          1996
                                          -------------------------------------------
                                            (RESTATED)     (RESTATED)    (UNAUDITED)
Assets
Current assets:
    Cash                                    $    6,155     $   16,304    $    16,762
    Accounts receivable, less allowances
      of $1,563,850, $2,171,080, and
      $2,800,671, respectively               5,746,957      6,704,840      8,616,891
    Inventories                              2,445,157      2,292,147      2,627,166
    Artist advances                            295,100        486,831        575,894
    Other                                      127,631         99,606        165,752
                                          -------------------------------------------
Total current assets                         8,621,000      9,599,728     12,002,465

Artist advances, net of current amounts,
    less allowances of $1,932,000,
    $2,632,000, and $2,782,000,
    respectively                                42,900        126,706        481,400

Arts and masters, less accumulated
    amortization of $1,946,932, $2,305,635,
    and $2,583,448, respectively               916,119      1,190,124      1,113,930

Property and equipment, net                    633,770        616,578        502,967

Deposits                                       637,097        856,554      1,062,126
                                           ------------------------------------------
Total assets                               $10,850,886    $12,389,690    $15,162,888
                                           ------------------------------------------
                                           ------------------------------------------



                                                          April 30            December 31
                                                    1995           1996          1996
                                                ------------------------------------------
                                                 (RESTATED)     (RESTATED)    (UNAUDITED)
Liabilities and stockholders' equity
Current liabilities:
  Revolving line of credit                      $   452,346    $ 2,001,966    $ 2,092,213
  Accounts payable                                2,770,453      2,571,589      3,471,899
  Royalties payable                               2,285,356      2,524,936      2,979,844
  Reserve for future returns                      2,342,000      2,327,000      2,427,000
  Other liabilities                                 470,733        312,560        525,740
                                                ------------------------------------------
Total current liabilities                         8,320,888      9,738,051     11,496,696

Notes payable to stockholders                        60,000              -              -

Stockholders' equity:
  Common stock, no par value; 10,000
   shares authorized, 940 shares issued
   and outstanding                                  290,000        290,000        290,000
  Retained earnings                               2,179,998      2,361,639      3,376,192
                                                ------------------------------------------
Total stockholders' equity                        2,469,998      2,651,639      3,666,192






  Total liabilities and stockholders' equity    $10,850,886    $12,389,690    $15,162,888
                                                ------------------------------------------
                                                ------------------------------------------



SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                   Intersound, Inc.

                                 Statements of Income


                                                                                          Eight months ended
                                                    Year ended April 30                       December 31
                                         ---------------------------------------------------------------------
                                               1994          1995           1996          1995          1996
                                         ---------------------------------------------------------------------
                                            (RESTATED)    (RESTATED)   (RESTATED)             (UNAUDITED)
Revenues:
  Gross product sales                     $26,041,163   $31,437,500  $30,753,066   $21,486,539   $19,834,707
  Less:  Returns and allowances            (4,999,722)   (6,578,813)  (7,211,880)   (4,938,876)   (4,604,408)
  Less:  Discounts                         (1,655,902)   (2,446,925)  (1,673,920)   (1,242,783)   (1,259,592)
                                         ---------------------------------------------------------------------
Net product sales                          19,385,539    22,411,762   21,867,266    15,304,880    13,970,707
Cost of goods sold                          9,582,589     9,941,096    9,029,692     6,360,074     5,389,378
                                         ---------------------------------------------------------------------
                                            9,802,950    12,470,666   12,837,574     8,944,806     8,581,329

Licensing revenues                            463,105       182,226      629,330       174,221       317,180
Cost of licensing revenues                    185,242        72,890      251,732        69,688       126,872
                                         ---------------------------------------------------------------------
                                              277,863       109,336      377,598       104,533       190,308
                                         ---------------------------------------------------------------------
Gross profit                               10,080,813    12,580,002   13,215,172     9,049,339     8,771,637

Operating expenses                          8,406,020    10,388,615   10,904,722     6,982,712     6,386,293
                                         ---------------------------------------------------------------------
Operating income                            1,674,793     2,191,387    2,310,450     2,066,627     2,385,344
Interest expense                              184,213       245,076      353,678       289,926       216,419
                                         ---------------------------------------------------------------------
Income before income taxes                  1,490,580     1,946,311    1,956,772     1,776,701     2,168,925
Income tax expense                            132,000             -            -             -             -
                                         ---------------------------------------------------------------------
Net income                                $ 1,358,580   $ 1,946,311  $ 1,956,772   $ 1,776,701   $ 2,168,925
                                         ---------------------------------------------------------------------
                                         ---------------------------------------------------------------------



SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                   Intersound, Inc.

                          Statements of Stockholders' Equity


                                               Common       Retained
                                                Stock       Earnings         Total
                                              ----------------------------------------
Balance at April 30, 1993 (AS PREVIOUSLY
  REPORTED)                                   $290,000     $4,077,358     $4,367,358
Prior period adjustments (NOTE 1)                    -     (2,250,450)    (2,250,450)
                                              ----------------------------------------
Balance at April 30, 1993 (RESTATED)           290,000      1,826,908      2,116,908
Net income for the year ended
  April 30, 1994 (RESTATED)                          -      1,358,580      1,358,580
Distributions to stockholders                        -     (1,414,535)    (1,414,535)
                                              ----------------------------------------
Balance at April 30, 1994 (RESTATED)           290,000      1,770,953      2,060,953
Net income for the year ended
  April 30, 1995 (RESTATED)                          -      1,946,311      1,946,311
Distributions to stockholders                        -     (1,537,266)    (1,537,266)
                                              ----------------------------------------
Balance at April 30, 1995 (RESTATED)           290,000      2,179,998      2,469,998
Net income for the year ended
  April 30, 1996 (RESTATED)                          -      1,956,772      1,956,772
Distributions to stockholders                        -     (1,775,131)    (1,775,131)
                                              ----------------------------------------
Balance at April 30, 1996 (RESTATED)           290,000      2,361,639      2,651,639
Net income for the eight months ended
  December 31, 1996 (UNAUDITED)                      -      2,168,925      2,168,925
Distributions to stockholders (UNAUDITED)            -     (1,154,372)    (1,154,372)
                                              ----------------------------------------
Balance at December 31, 1996
  (UNAUDITED)                                 $290,000     $3,376,192     $3,666,192
                                              ----------------------------------------
                                              ----------------------------------------



SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                   Intersound, Inc.

                               Statements of Cash Flows


                                                                                Eight months ended
                                               Year ended April 30                  December 31
                                       ---------------------------------------------------------------
                                          1994         1995         1996         1995         1996
                                       ---------------------------------------------------------------
                                        (RESTATED)   (RESTATED)   (RESTATED)          (UNAUDITED)
Operating activities:
 Net income                            $1,358,580   $1,946,311   $1,956,772   $1,776,701   $2,168,925
 Adjustments to reconcile net
  income to net cash provided by
  (used in) operating activities:
   Provision for doubtful
    accounts                              300,000      500,000      600,000      100,000      200,000
   Charge for (recovery of)
    future returns                        785,000    1,200,000      (15,000)     300,000      100,000
   Charge for unrecoupable
    artist advances                       700,233      750,000      700,000      325,000      150,000
   Depreciation and
    amortization                          356,478      434,177      580,219      377,455      427,716
   Changes in operating assets
    and liabilities:
      Accounts receivable              (1,734,157)    (415,756)  (1,557,883)  (2,330,639)  (2,112,050)
      Arts and masters                   (409,570)    (466,856)    (632,708)    (413,004)    (201,619)
      Inventories                        (462,252)      77,566      153,010      (21,011)    (335,019)
      Artist advances                    (473,479)    (676,287)    (975,537)    (278,261)    (593,757)
      Accounts payable                    185,300      565,450     (198,864)     261,964      900,310
      Accrued liabilities and
       other                               (8,861)     (27,547)    (158,173)    (167,271)     213,180
      Royalties payable                   260,210      159,209      239,581       94,595      454,909
      Other                              (203,989)    (343,748)    (191,433)    (384,623)    (271,721)
                                       ---------------------------------------------------------------
Net cash provided by (used in)
 operating activities                     653,493    3,702,519      499,984     (359,094)   1,100,874

Investing activities:
 Purchases of property and
  equipment                              (294,020)    (292,381)    (204,324)    (159,307)     (36,291)
                                       ---------------------------------------------------------------
Net cash used in investing activities    (294,020)    (292,381)    (204,324)    (159,307)     (36,291)

Financing activities:
 Payment of note payable to
  shareholders                                  -            -      (60,000)     (60,000)           -
 Net proceeds from (payment of)
  revolving line of credit              1,053,709   (1,879,066)   1,549,620    1,819,211       90,247
 Distributions to shareholders         (1,414,535)  (1,537,266)  (1,775,131)  (1,235,132)  (1,154,372)
                                       ---------------------------------------------------------------
Net cash provided by (used in)
 financing activities                    (360,826)  (3,416,332)    (285,511)     524,079   (1,064,125)
                                       ---------------------------------------------------------------
Net increase (decrease) in cash            (1,353)      (6,194)      10,149        5,678          458
Cash, beginning of period                  13,702       12,349        6,155        6,155       16,304
                                       ---------------------------------------------------------------
Cash, end of period                    $   12,349   $    6,155   $   16,304   $   11,833   $   16,762
                                       ---------------------------------------------------------------
                                       ---------------------------------------------------------------

Cash paid during the period for:
 Interest                              $  172,988   $  246,254   $  325,236   $  257,452   $  210,381
 Income taxes                              87,000            -            -            -            -


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                   Intersound, Inc.

                 (Information with respect to the eight-month periods
                    ended December 31, 1995 and 1996 is unaudited)


1.  Description of Business and Basis of Presentation

Intersound, Inc. (the Company), a Minnesota corporation, is engaged in the recording, production, marketing, and distribution of recorded music and video programs. The Company markets its products both domestically and internationally through retailers, distributors, and licensees.

Effective January 1, 1997, the shareholders of the Company sold substantially all of the Company's assets to Platinum Entertainment, Inc. (Platinum) for consideration of $24,000,000 in cash, $5,000,000 in convertible promissory notes, and the assumption of certain Company liabilities (Sale).

Restatement of Previously Issued Financial Statements

Subsequent to April 30, 1996, the Company determined its previously issued financial statements as of April 30, 1995 and 1996, and for the years ended April 30, 1994, 1995, and 1996, required restatement for the matters discussed below. These financial statements had previously been audited by auditors other than Ernst & Young whose report thereon was dated July 24, 1996. The previously issued financial statements had overstated artist advances through the misapplication of FASB Statement No. 50 "Financial Reporting in the Record and Music Industry" ("FAS 50"), had not recorded accounts receivable and inventories at their net realizable values, had understated royalties payable by improperly matching royalty expense with product revenues including accounting for the effects of royalty audits by an independent agency, and overstated net revenues by not properly reflecting the effects of product returns. Accordingly, the accompanying financial statements for the years ended April 30, 1994, 1995, and 1996, as well as retained earnings at April 30, 1993, have been restated to reflect adjustments for these matters. The impact on net income for each period is as follows:

                                            As Reported    As Restated

         Year ending April 30, 1994         $3,658,732     $1,358,580
         Year ending April 30, 1995          4,608,040      1,946,311
         Year ending April 30, 1996          2,343,298      1,956,772

                                   Intersound, Inc.

                 (Information with respect to the eight-month periods
                    ended December 31, 1995 and 1996 is unaudited)


2.  Summary of Significant Accounting Policies

Inventories

Inventories are valued at the lower of cost or market determined on the first in, first out (FIF0) method of accounting. Inventories consist primarily of finished goods.

Artist Advances

In accordance with FAS 50, advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from earnings otherwise payable to the artist or producer. Any portion of such advances not deemed to be recoupable from future royalties is reserved at the balance sheet date. All other significant advances which do not meet the above criteria are fully reserved when paid.

Arts and Masters

Costs of record masters borne by the Company are capitalized as an asset and amortized over the estimated useful life of the recorded performance.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation. Deprecation is computed using the straight-line method over the estimated useful lives of the assets (five to seven years).

Advertising

All advertising and promotional costs are expensed when incurred.

Revenue Recognition

Net product sales represent revenues derived from sales of records, net of actual returns and reserves for estimated future returns. Revenues derived from the licensing of recording masters are recognized upon notification of retail sales by the licensee.

                                   Intersound, Inc.

                 (Information with respect to the eight-month periods
                    ended December 31, 1995 and 1996 is unaudited)


2.  Summary of Significant Accounting Policies (continued)

Income Taxes

The stockholders of the Company have elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Accordingly, the Company is not generally subject to income taxes as the income of the Company is included in the taxable income of its stockholders. Therefore, the financial statements do not include a provision for corporate federal income taxes. In addition, the Company was taxed as an S corporation for state income tax purposes subsequent to fiscal 1995, and as such, no state income taxes have been provided in the fiscal 1995 or 1996 financial statements.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company's financial instruments consist of trade accounts receivable and trade accounts payable. The fair value of the Company's financial instruments approximates the carrying value of the instruments.

3.  Revolving Line of Credit

At December 31, 1996, the Company had a revolving line of credit with a bank for $4,500,000, bearing interest at prime plus 0.75%. Amounts available under this facility were approximately $2,408,000 and $2,498,000 at December 31, 1996 and April 30, 1996, respectively. The line of credit is guaranteed by the Company's majority stockholder and is collateralized by substantially all of the Company's assets. Concurrent with the Sale, this line of credit was paid in full.

                                   Intersound, Inc.

                 (Information with respect to the eight-month periods
                    ended December 31, 1995 and 1996 is unaudited)


4.  Property and Equipment

Property and equipment consists of the following:

                                              April 30             December 31
                                         1995           1996           1996
                                     ------------------------------------------
    Office furniture and equipment    $  795,630     $  933,348     $  949,343
    Audio equipment                      188,735        249,537        266,906
    Warehouse equipment                  132,463        132,039        133,484
    Leasehold improvements               137,875        139,547        141,029
                                     ------------------------------------------
                                       1,254,703      1,454,471      1,490,762
    Less:  Accumulated depreciation      620,933        837,893        987,795
                                     ------------------------------------------
                                      $  633,770     $  616,578     $  502,967
                                     ------------------------------------------
                                     ------------------------------------------

5.  Advertising

Advertising expenses are as follows:

    Year ended April 30, 1994                                       $1,416,614
    Year ended April 30, 1995                                        1,894,623
    Year ended April 30, 1996                                        2,147,598
    Eight months ended December 31, 1995                             1,560,561
    Eight months ended December 31, 1996                             1,453,700

6.  Notes Payable to Stockholders

The Company had unsecured demand notes due to stockholders of $60,000 at April 30, 1995. These notes payable bore interest at 2% to 2.5% above the bank's prime rate (11% to 11.5% at April 30, 1995). During 1996, these notes were paid in full by the Company.

7.  Commitments

Future minimum rental payments, excluding adjustments for real estate tax increases, due under noncancelable operating leases having an initial term of more than one year as of December 31, 1996, are as follows:

    1997                                                              $345,025
    1998                                                                12,668
    1999                                                                 3,180

                                   Intersound, Inc.

                 (Information with respect to the eight-month periods
                    ended December 31, 1995 and 1996 is unaudited)

7.  Commitments (continued)

Rent expense under operating leases totaled approximately $279,000, $360,000, $386,000, $292,000, and $283,000 in years ended April 30, 1994, 1995, and 1996, and the eight months ended December 31, 1995 and 1996, respectively.

8.  Stockholders' Agreement

The Company and its stockholders have entered into an agreement that provides, among other items, that in the event any stockholder tenders any shares for sale, the Company and its remaining stockholders will have certain preemptive rights to purchase such stock.

Also, the Company may be required to purchase shares upon the death of a stockholder. The agreement also specifies the terms of payment for shares sold under the provisions of the agreement.

9.  Significant Customers

The Company had three customers comprising 28%, 26%, 28%, 27%, and 30% of net sales for the years ended April 30, 1994, 1995, and 1996, and the eight-months ended December 31, 1995 and 1996, respectively.

The following number of significant customers represented the following percentages of net accounts receivable:

         April 30, 1995               1       11%
         April 30, 1996               1       10%
         December 31, 1996            2       27%


10.  Litigation

The Company is a party in various lawsuits which have arisen in the normal course of business. In the opinion of management, based on advice of counsel, the ultimate outcome of these lawsuits will not have a material impact on the Company's financial statements.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Consolidated Financial Statements of the Company present the Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended May 31, 1996 and the nine months ended February 28, 1997. The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended May 31, 1996 and the nine months ended February 28, 1997 (i) give pro forma effect to the acquisition of Intersound, Inc. ("Intersound" or the "Acquisition") as if such transaction had occurred on June 1, 1995; (ii) reflect the debt borrowed to finance the Acquisition; (iii) reflect an adjustment to conform the artist project activity of Intersound to the revenue recognition policy of the Company and (iv) reflect an adjustment to eliminate the transactions between the two companies. In addition, the Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended May 31, 1996 reflect the elimination of interest expense incurred by the Company on its outstanding debt and the elimination of preferred dividends accrued on the Series A-1 Non-Convertible Preferred Stock during that period (of which both the outstanding debt and Series A-1 Non-Convertible Preferred Stock were retired with the net proceeds from the initial public offering of the Company's Common Stock on March 12, 1996) as if such retirements had occurred on June 1, 1995. The Unaudited Pro Forma Consolidated Balance Sheet at February 28, 1997 is herein incorporated by reference to the Company's Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"), on April 14, 1997 as the Company's actual consolidated balance sheet at February 28, 1997 reflects the Acquisition.

    The unaudited pro forma consolidated financial statements presented herein are based on the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Consolidated Statements of Operations do not purport to represent what the Company's results of operations would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The Unaudited Pro Forma Consolidated Financial Statements are based upon assumptions and adjustments that the Company believes are reasonable. The Unaudited Pro Forma Consolidated Financial Statements and the accompanying notes should be read in conjunction with (i) the historical financial statements of the Company, including the notes thereto, which are included in its Annual Report on Form 10-K filed with the SEC on August 28, 1996 and its Report on Form 10-Q filed with the SEC on April 14, 1997 and (ii) the historical financial statements of Intersound, including the notes thereto, which are included elsewhere in this Form 8-K/A.

                UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           Fiscal Year Ended May 31, 1996
                      (In thousands, except per share amounts)


                                                                                       Pro Forma       Offering       As Adjusted
                                      Platinum                      Pro Forma          Platinum       Pro Forma         Platinum
                                    Entertainment  Intersound(a)   Adjustments(1)    Entertainment   Adjustments(i)   Entertainment
                                    -------------  ------------    -------------     -------------   -------------   --------------
Gross product sales                  $     17,610   $    30,753     $        711  (c) $     49,074    $          -    $     49,074
Less:  Returns and allowances              (4,732)       (7,212)               -           (11,944)              -         (11,944)
Less:  Discounts                                -        (1,674)            (711) (c)       (2,385)              -          (2,385)
                                    --------------------------------------------     ----------------------------------------------
Net product sales                          12,878        21,867                -            34,745               -          34,745
Cost of product sales                       8,107         9,029                -            17,136               -          17,136
                                    --------------------------------------------     ----------------------------------------------
                                            4,771        12,838                -            17,609               -          17,609

Gross artist project revenues               5,367             -            1,530  (d)        6,897               -           6,897
Less:  Allowance for unrecoupable
artist advances                            (2,506)            -             (700) (d)       (3,206)              -         (3,206)
                                    --------------------------------------------     ----------------------------------------------
Net artist project revenues                 2,861             -              830             3,691               -           3,691
Licensing, publishing and other
  revenues                                  1,799           629              293             2,721               -           2,721
                                    --------------------------------------------     ----------------------------------------------
Net artist project and other
  revenues                                  4,660           629            1,123             6,412               -           6,412
Cost of artist project and other
  revenues                                  5,195           252            1,668  (d)        7,115               -           7,115
                                    --------------------------------------------     ----------------------------------------------
                                             (535)          377             (545)             (703)              -            (703)

Gross profit                                4,236        13,215             (545)           16,906               -          16,906

Other operating expenses:
Selling, general and administrative
  expenses                                  8,017        10,324             (698) (d)       17,643               -          17,643
Depreciation and amortization                 156           580            1,035  (e)        1,771               -           1,771
                                    --------------------------------------------     ----------------------------------------------
                                            8,173        10,904              337            19,414               -          19,414
                                    --------------------------------------------     ----------------------------------------------
Operating income (loss)                    (3,937)        2,311             (882)           (2,508)              -          (2,508)
Interest income                               106             -                -               106               -             106
Interest expense                             (570)         (354)          (3,646) (f)       (4,570)            570          (4,000)
Financing costs                                 -             -           (3,190) (g)       (3,190)              -          (3,190)
                                    --------------------------------------------     ----------------------------------------------
Income (loss) from continuing
  operations before taxes                  (4,401)        1,957           (7,718)          (10,162)            570          (9,592)

Income tax (expense) benefit                    -             -                -                 -               -               -
                                    --------------------------------------------     ----------------------------------------------

Net income (loss) from continuing
  operations                               (4,401)  $     1,957           (7,718)     $    (10,162)            570          (9,592)
                                                    -----------                       ------------
                                                    -----------                       ------------
Discontinued operations:
  Loss from operations                          -                              -                                 -               -
  Estimated loss on disposal                 (226)                           226  (h)                            -               -
                                    --------------                --------------                    ------------------------------
Loss from discontinued operations            (226)                           226                                 -               -
                                    --------------                --------------                    ------------------------------
Net loss                                   (4,627)                        (7,492)                              570          (9,592)
Less:  Cumulative preferred
  dividends                                  (602)                             -                               602             602
                                    --------------                --------------                    ------------------------------
Income (loss) from continuing
  operations applicable to common
  shares                             $     (5,229)                  $    (7,492)                      $     1,172     $    (8,990)
                                    --------------                --------------                    ------------------------------
                                    --------------                --------------                    ------------------------------

Net loss per common share:
  Continuing operations              $      (1.71)                                                                    $      (3.07)
  Discontinued operations                   (0.08)                                                                               -
                                    --------------                                                                   -------------
                                     $      (1.79)                                                                    $      (3.07)
                                    --------------                                                                   -------------
                                    --------------                                                                   -------------
Weighted average number of common
  shares outstanding (j)                2,925,987                                                                        2,925,987


(a) The statement of operations data for Intersound for the fiscal year ended May 31, 1996 represents the results of operations from May 1, 1995 to April 30, 1996. The Acquisition has been accounted for as a purchase; the Company's purchase price allocation is preliminary pending the valuation of certain intangible assets. See financial statements of Intersound elsewhere in this report.

(b) The pro forma adjustments include the activities of Red Rewmar Music, Inc., Rappel Music, Inc. and Spec Twelve Music, Inc. (collectively, the "Publishing Companies") for the year ended June 30, 1996 that were acquired simultaneously with the Acquisition and not reflected in the Intersound amounts above. Such adjustments increased licensing, publishing and other revenues, cost of artist project and other revenues, and selling, general and administrative expenses by $293,000, $138,000 and $2,000, respectively.

(c) The gross product sales of the Company have been reclassified from the Audited Consolidated Financial Statements of the Company for the fiscal year ended May 31, 1996 to reflect sales discounts offered.

(d) The adjustments to gross artist project revenues, allowance for unrecoupable artist advances, cost of artist project and other revenues, and selling, general and administrative expenses reflects artist project activity from May 1, 1995 to April 30, 1996 as if Intersound had conformed to the accounting policies of the Company during such period. The Company recognizes revenues and the related costs derived from the production and promotion of artist records at the time incurred, net of reserves for estimated unrecoupable costs.

(e) The adjustment to depreciation and amortization consists of (1) an increase in amortization of excess cost over net assets acquired of Intersound over a 25-year period, as if Intersound was acquired on June 1, 1995 ($955,000) and (2) an increase in amortization of music publishing rights acquired from Intersound over a 25-year period, as if the music publishing rights were acquired on June 1, 1995 ($80,000).

(f) The adjustment to interest expense reflects additional interest expense that would have been incurredhad the consideration in the form of debt related to the Acquisition been incurred on June 1, 1995 ($4,000,000). The interest expense related to additional debt incurred by the Company in connection with the Acquisition is based on bank borrowings of $30,000,000 with an assumed interest rate of 12.00% per annum and convertible debentures of $5,000,000 with an assumed interest rate of 8.00%. In addition, the interest expense actually incurred by Intersound ($345,000) has been eliminated as the related debt was paid in full upon the closing of the Acquisition.

(g) The adjustment to financing costs reflect (1) the straight-line amortization, over a 90-day period, of financing costs related to bank borrowings used in consideration for the Acquisition ($1,950,000) and (2) the straight-line amortization, over a 90-day period, of the debt discount related to warrants of common stock issued at time of financing (258,571.95 warrants for $0.01 per share, closing market price on day of closing of the Acquisition = $8.00/share, assumes a 40% discount due to restricted nature of stock for $1,240,000), as if such financing had occurred on June 1, 1995.

(h) The adjustment to estimated loss on disposal assumes the Company's discontinued operations were fully disposed as of June 1, 1995.

(i) The adjustment to interest expense reflects the elimination of interest expense incurred by the Company on its then outstanding debt, which was retired with the net proceeds from an initial public offering of the Company's common stock on March 12, 1996, as if such retirement had occurred on June 1, 1995 (the "Public Offering"). The adjustment to cumulative preferred dividends reflects the elimination of preferred dividends on the Series A-1 Non-Convertible Preferred Stock that was retired with the net proceeds from the public offering.

(j) The weighted average number of common shares outstanding includes common and common equivalent shares issued during the 12-month period prior to the Public Offering as if they were outstanding for the fiscal year ended May 31, 1996 using the treasury stock method and the public offering price of $13 per share. In addition, all convertible preferred stock and convertible Class A common stock and Class B common stock are treated as if converted into common shares at the date of issuance.

                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                Nine Months Ended February 28, 1997
                              (In thousands, except per share amounts)


                                                 Platinum                         Pro Forma
                                              Entertainment     Intersound(a)   Adjustments(b)      Pro Forma
                                              -------------     ------------    -------------       ---------
Gross product sales                           $      22,422     $     18,361    $        (425) (c)  $  40,358
Less:  Returns and allowances                        (4,080)          (4,246)               -          (8,326)
Less:  Discounts                                     (1,727)          (1,196)               -          (2,923)
                                              ------------------------------------------------      ----------
Net product sales                                    16,615           12,919             (425)         29,109
Cost of product sales                                 9,272            5,019             (227) (c)     14,064
                                              ------------------------------------------------      ----------
                                                      7,343            7,900             (198)         15,045

Gross artist project revenues                         2,678                -              959  (d)      3,637
Less:  Allowance for unrecoupable
  artist advances                                      (465)               -             (150) (d)       (615)
                                              ------------------------------------------------      ----------
Net artist project revenues                           2,213                -              809           3,022
Licensing, publishing and other revenues                754              277               11  (c)      1,042
                                              ------------------------------------------------      ----------
Net artist project and other revenues                 2,967              277              820           4,064
Cost of artist project and other revenues             2,585              111            1,000  (d)      3,696
                                              ------------------------------------------------      ----------
                                                        382              166             (180)            368

Gross profit                                          7,725            8,066             (378)         15,413

Other operating expenses:
Selling, general and administrative expenses          8,160            5,388            (148)  (d)     13,400
Merger and restructuring costs                          612                -             (612) (e)        -
Depreciation and amortization                           481              371              776  (f)      1,628
                                              ------------------------------------------------      ----------
                                                      9,253            5,759               16          15,028
                                              ------------------------------------------------      ----------
Operating income (loss)                              (1,528)           2,307             (394)            385
Interest income                                         138                -                -             138
Interest expense                                       (308)            (194)          (2,498) (g)     (3,000)
Financing costs                                        (865)               -              865  (h)        -
Equity loss                                              (1)               -                -              (1)
                                              ------------------------------------------------      ----------
Income (loss) from continuing
  operations before taxes                            (2,564)           2,113           (2,027)         (2,478)

Income tax (expense) benefit                              -                -                -             -
                                              ------------------------------------------------      ----------

Net income (loss)                             $      (2,564)    $      2,113    $      (2,027)      $  (2,478)
                                              ------------------------------------------------      ----------
                                              ------------------------------------------------      ----------
Net loss per common share from
  continuing operations                       $       (0.50)                                        $   (0.48)
                                             --------------                                         ----------
                                             --------------                                         ----------

Weighted average number of common
shares outstanding                                5,125,124                                         5,125,124


(a) The statement of operations data for Intersound for the nine months ended February 28, 1997 represents the results of operations from June 1, 1996 to December 31, 1996. The operations of Intersound for the months of January and February 1997 are reflected in the operations of the Company. The Acquisition has been accounted for as a purchase; the Company's purchase price allocation is preliminary pending the valuation of certain intangible assets. See financial statements of Intersound elsewhere in this report.

(b) The pro forma adjustments include the activities of the Publishing Companies for the six month period ended December 31, 1996 that were acquired simultaneously with the Acquisition and not reflected in the Intersound amounts above. Such adjustments increased licensing, publishing and other revenues, cost of artist project and other revenues, and selling, general and administrative expenses by $61,000, $41,000 and $2,000, respectively.

(c) To eliminate transactions between the Company and Intersound during the nine months ended February 28, 1997 completed prior to the Acquisition.

(d) The adjustments to gross artist project revenues, allowance for unrecoupable artist advances, cost of artist project and other revenues, and selling, general and administrative expenses reflects artist project activity from June 1, 1996 to December 31, 1996 as if Intersound had conformed to the accounting policies of the Company during such period. The Company recognizes revenues and the related costs derived from the production and promotion of artist records at the time incurred, net of reserves for estimated unrecoupable costs.

(e) Merger and restructuring costs represent nonrecurring charges resulting directly from the Acquisition and have been removed for purposes of determining pro forma net loss from continuing operations.

(f) The adjustment to depreciation and amortization consists of (1) an increase in amortization of excess cost over net assets acquired of Intersound over a 25-year period, as if Intersound was acquired on June 1, 1995 ($716,250) and (2) an increase in amortization of music publishing rights acquired from Intersound over a 25-year period, as if the music publishing rights were acquired on June 1, 1995 ($60,000).

(g) The adjustment to interest expense reflects additional interest expense that would have been incurred had the consideration in the form of debt related to the Acquisition been incurred on June 1, 1995 ($3,000,000). The interest expense related to additional debt incurred by the Company in connection with the Acquisition is based on bank borrowings of $30,000,000 with an assumed interest rate of 12.00% per annum and convertible debentures of $5,000,000 with an assumed interest rate of 8.00%. In addition, the interest expense actually incurred by the Company and Intersound ($502,000) has been eliminated as the related debt was paid in full upon the closing of the Acquisition.

(h) The adjustment to eliminate financing costs reflects the impact as if the purchase and related financing of Intersound had occurred on June 1, 1995 and such costs were fully realized prior to the above period.